UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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COFFEE HOLDING CO., INC.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COFFEE HOLDING CO., INC.
3475 Victory Boulevard
Staten Island, NY 10314
February 27, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Coffee Holding Co., Inc. (the “Annual Meeting”) which will be held on Wednesday, April 9, 2014 at 3:00 p.m., local time, at the Hilton Garden Inn located at 1100 South Avenue, Staten Island, New York 10314, for the following purposes:

●	to elect two directors to the Board of Directors to hold office for the following three years until their successors are elected;

●	to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for our fiscal year ending October 31, 2014; and

●	to transact any other business that may properly come before the meeting or any adjournment thereof.

Please vote over the Internet by following the instructions provided to you in the Notice of Internet Availability of Proxy Materials, which we will send to you on or before February 27, 2014, whether or not you plan to attend the Annual Meeting. Alternatively, please complete, sign and return the enclosed proxy card if you requested a paper copy and prefer not to vote over the Internet. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person (provided you follow the revocation procedures described in the accompanying proxy statement) at the Annual Meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Coffee Holding, we thank you for your continued support and look forward to seeing you at the Annual Meeting.

Sincerely yours,

Andrew Gordon
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Date:	Wednesday, April 9, 2014
Time:	3:00 p.m., Local Time
Place:	Hilton Garden Inn
1100 South Avenue
Staten Island, New York 10314

At our 2014 Annual Meeting, we will ask you to:

1.
Elect two directors to serve for a three-year term to expire at the 2017 annual meeting of stockholders. The following directors have been nominated by the Nominating and Corporate Governance Committee of the Board of Directors:

●	David Gordon
●	John Rotelli

2.	Ratify the appointment of Marcum LLP as Coffee Holding’s independent registered public accounting firm for the fiscal year ended October 31, 2014; and

3.	To transact any other business as may properly come before the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each of the proposals at this year’s Annual Meeting.

You may vote at the Annual Meeting (or any adjournment or postponement of the Annual Meeting) if you were a stockholder of Coffee Holding at the close of business on February 26, 2014, the record date. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

David Gordon, Secretary

Staten Island, New York

February 27, 2014

You are cordially invited to attend the Annual Meeting. To be sure your vote is counted and assure a quorum is present, it is important that you vote your shares regardless of the number of shares you own. The Board of Directors urges you to vote over the Internet following the instructions in the Notice of Internet Availability of Proxy Materials or, if you requested a paper copy of the proxy materials, to sign, date and mark the enclosed proxy card promptly and return it to Coffee Holding. Voting over the Internet or returning the proxy card will not prevent you from voting in person if you attend the Annual Meeting.

THE MEETING
General

Coffee Holding Co., Inc. (“Coffee Holding”) is a Nevada corporation. As used in this proxy statement, “we,” “us” and “our” refer to Coffee Holding. The term “Annual Meeting” as used in this proxy statement refers to the 2014 Annual Meeting of Stockholders and includes any adjournment or postponement of the Annual Meeting.

Pursuant to the notice and access rules adopted by the Securities and Exchange Commission, or SEC, Coffee Holding has elected to provide its proxy statement and annual report to stockholders over the Internet through a “notice only” option. Accordingly, we will mail a notice of Internet availability, or Internet Availability Notice, on or prior to February 27, 2014 to our stockholders of record and beneficial owners. The Internet Availability Notice provides instructions on how you may access this Proxy Statement and our 2013 Annual Report on the Internet at https://www.iproxydirect.com/JVA or request a printed copy at no charge. In addition, our proxy materials provide instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

The Board of Directors, or the Board, is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Rights.”

This proxy statement and the Notice of Annual Meeting are dated February 27, 2014. If you owned shares of common stock of Coffee Holding at the close of business on February 26, 2014, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 6,372,309 shares of common stock of Coffee Holding outstanding.

Purpose Of Annual Meeting

At the Annual Meeting, you will be asked to vote

(a)	to elect two directors, each to serve for a three-year term that will expire at the 2017 annual meeting of stockholders;

(b)	to ratify the appointment of Marcum LLP as Coffee Holding’s independent registered accounting firm for the fiscal year ending October 31, 2014; and

(c)	to transact any other business that may properly come before the Annual Meeting.

The Annual Meeting will be held on Wednesday, April 9, 2014 at 3:00 p.m., local time, at the Hilton Garden Inn located at 1100 South Avenue, Staten Island, New York 10314. If you need to obtain directions to the Annual Meeting, please contact Leslie Lutz in our Investor Relations Department at (718) 832-0800 or 1-800-458-2233.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the common stock of Coffee Holding that you owned as of record at the close of business on February 26, 2014.  The number of shares you own (and may vote) is listed on your proxy card.

You may vote your shares at the Annual Meeting in person, over the Internet or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting.  If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote in person at the Annual Meeting.  Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Coffee Holding.

To vote over the Internet, follow the instructions provided in the Internet Availability Notice. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting. If any other matter is presented, your proxy will vote your shares as a majority of the Board determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

If you hold your shares through a bank, brokerage firm or other nominee, you should vote your shares in accordance with the steps required by such bank, brokerage firm or other nominee.

Vote Required

Proposal 1 relates to the election of directors.  Pursuant to the Company’s Bylaws, a nominee will be elected by the vote of a plurality of the votes cast by the holders of the Company’s shares of common stock.  Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality.  You may not vote your shares cumulatively for the election of directors.

Based on the Company’s Bylaws, the affirmative vote of a majority of the votes eligible to be cast present in person or by proxy at the Annual Meeting and entitled to vote is necessary for Proposal 2.

Abstentions and broker non-votes will not affect the results of these proposals.

The Board has determined that a vote in favor of Proposals 1 and 2 is in the best interests of Coffee Holding and its stockholders and unanimously recommends a vote FOR each of the proposals.

Stockbroker Voting and Effect of Broker Non-Votes

Under the rules of the New York Stock Exchange (“NYSE”), member stockbrokers may vote in their discretion on certain matters on behalf of clients who have not furnished voting instructions.  These are called “discretionary” items.  In contrast, member stockbrokers may not vote on certain other matters for which they have not received voting instructions from their clients.  These are called “non-discretionary” items, and a lack of voting instructions for “non-discretionary” items results in so-called “broker non-votes.”  The proposal to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 2) is considered a “discretionary” item.  The proposal regarding the election of directors (Proposal 1) is considered a “non-discretionary” item.

The Board of Directors is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the Internet will be voted in accordance with the judgment of the persons named as proxies.

Changing Your Vote after Voting over the Internet or Revoking Your Proxy

You may change your vote by voting in person at the Annual Meeting even if you previously voted over the Internet. Alternatively, you may change your vote by contacting Issuer Direct Corporation, whose contact information will be provided in the Internet Availability Notice, and then re-voting over the Internet following the instructions provided.

You may revoke your proxy at any time before it is exercised by:

●	filing with our Secretary, a letter revoking the proxy;

●	submitting another signed proxy with a later date; or

●	attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote in person at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Coffee Holding.

Solicitation of Proxies

Coffee Holding will pay the costs of soliciting proxies from its stockholders. Directors, officers or employees of Coffee Holding may solicit proxies by mail, telephone or other forms of communication. We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining Copies of the Proxy Materials or the Annual Report on Form 10-K

If you would like a full set copy of the proxy materials in the future or if you would like a copy of our Annual Report on Form 10-K and audited financial statements for the fiscal year ended October 31, 2013 (without exhibits), which was filed with the SEC on January 24, 2014, we will send you a copy free of charge via mail or email. Please write to or call:

David Gordon, Secretary
Coffee Holding Co., Inc.
3475 Victory Boulevard
Staten Island, New York 10314
(718) 832-0800

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of Coffee Holding’s common stock, par value $0.001 per share, beneficially owned by (i) each person known to be the owner of 5% or more of our common stock, (ii) each director and nominee, (iii) the named executive officers identified in the Summary Compensation Table included elsewhere in this proxy statement and (iv) all directors and executive officers of Coffee Holding as a group, as of February 26, 2014. The percent of common stock outstanding was based on a total of 6,372,309 shares of Coffee Holding’s common stock outstanding as of February 26, 2014. Except as otherwise indicated, each person shown in the table has sole voting and investment power with respect to the shares of common stock listed next to his or her name. The address for each person shown in the table is c/o Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, New York 10314.

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding (%)
Directors and Executive Officers
Andrew Gordon	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	340,381	(1)	5.3%
David Gordon	Executive Vice President – Operations, Secretary and Director	413,125	(2)	6.5%
Gerard DeCapua	Director	100		*
Daniel Dwyer	Director	1,000		*
Barry Knepper	Director	0		0
John Rotelli	Director	1,100		*
Robert M. Williams	Director	700		*
All directors and executive officers as a group (7 persons)		731,399		11.5%
___________
* Less than 0.1%

(1)	Includes 340,381 shares owned indirectly by Mr. Gordon through A. Gordon Ventures LLC.

(2)	Includes 338,131 shares owned by Mr. Gordon directly and 74,994 shares held by Mr. Gordon as custodian for his minor children.

____________________________________

PROPOSAL 1
ELECTION OF DIRECTORS
____________________________________

Coffee Holding has a classified Board, divided into three classes, and the term of David Gordon and John Rotelli will expire on the date of the 2014 Annual Meeting.  Coffee Holding’s Board currently consists of seven members.  The Nominating and Corporate Governance Committee of the Board has re-nominated Mr. Gordon and Mr. Rotelli as nominees with a three-year term expiring at the 2017 annual meeting of stockholders or until their successors have been elected and qualified.  The Board expects that each of the nominees will be available for election as a director.  However, if by reason of an unexpected occurrence, one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Nominating and Corporate Governance Committee may propose.  We know of no reason why any of the nominees may be unable to serve as a director.  The nominees have consented to being named in this proxy statement and to serve as director if elected.

Nominees:

●	David Gordon
●	John Rotelli

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

Information About Our Nominees, Board of Directors and Management

Name	Age (1)	Term Expires	Position(s) Held With Coffee Holding	Director Since
Nominees:

David Gordon	49	2017	Executive Vice President – Operations, Secretary and Director	1995

John Rotelli	55	2017	Director	2005

Continuing Directors:
Daniel Dwyer	57	2015	Director	1998

Andrew Gordon	52	2015	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	1997

Barry Knepper	63	2015	Director	2005

Gerard DeCapua	52	2016	Director	1997

Robert M. Williams	54	2016	Director	2005

(1) As of January 31, 2014.

The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held his present position for at least the last five years.

David Gordon has been the Executive Vice President – Operations, Secretary and a director of Coffee Holding since 1995. He is responsible for managing all aspects of Coffee Holding’s roasting and blending operations, including quality control, and has worked for Coffee Holding for 33 years, previously as an Operating Manager from 1989 to 1995. He is a charter member of the Specialty Coffee Association of America, or SCAA. Mr. Gordon attended Baruch College in New York City. He is the brother of Andrew Gordon. Through his 33 years of service with the Company, Mr. Gordon has demonstrated the requisite qualifications and skills necessary to serve as an effective director. We believe Mr. Gordon’s extensive institutional knowledge and leadership are invaluable to Coffee Holding’s current and future successes. Mr. Gordon’s leadership, as demonstrated by the launch of the Specialty Green segment of the business as well as the founding of the SCAA, is a valuable resource for Coffee Holding’s business development and future strategy.

John Rotelli has served as a director of Coffee Holding since 2005. Mr. Rotelli has over thirty-five years of experience in the green coffee industry business consisting of procurement from growing countries, every aspect of traffic and warehousing, quality analysis, and knowledge of both suppliers and competitors.  Mr. Rotelli is currently the Vice President of L.J. Cooper Company, one of the largest green coffee brokers and agents in North America.  He is also a director of the Green Coffee Association. Mr. Rotelli’s industry and business experience provides the Board with valuable expertise within the coffee industry as well as beneficial relationships that can help form new beneficial relationships for Coffee Holding.

 Daniel Dwyer has served as a director of Coffee Holding since 1998. Mr. Dwyer has been a senior coffee trader at Rothfos Corporation, a green coffee bean supplier, since 1995. Mr. Dwyer is responsible for our account with Rothfos. We paid Rothfos approximately $25.3 million, $31.9 million and $31.2 million for green coffee purchases in fiscal 2011, 2012 and 2013 respectively.  All purchases are made on arms’ length terms. We believe that Mr. Dwyer’s experience with the coffee industry will enable him to provide the Board with beneficial insight for Coffee Holding’s business development and strategy. Mr. Dwyer’s relationship with Rothfos has helped to foster a beneficial relationship between Rothfos and Coffee Holding. Mr. Dwyer serves on the board of directors of the National Coffee Association.

Andrew Gordon has been the Chief Executive Officer, President, Treasurer and a director of Coffee Holding since 1997 and its Chief Financial Officer since November 2004. He is responsible for managing Coffee Holding’s overall business and has worked for Coffee Holding for over 30 years, previously as a Vice President from 1993 to 1997. Mr. Gordon has worked in all capacities of Coffee Holding’s business and serves as the direct contact with its major private label accounts. Mr. Gordon received his Bachelor of Business Administration degree from Emory University. He is the brother of David Gordon. Through his experience as President and Chief Executive Officer of the Company, as well as his over 30 years of service with the Company, Mr. Gordon has demonstrated the requisite qualifications and skills necessary to serve as an effective director. We believe Mr. Gordon’s extensive experience with, and institutional knowledge of, Coffee Holding and the industry is an integral contribution to Coffee Holding’s current successes and its ability to grow and flourish in the industry.

Barry Knepper has served as a director of Coffee Holding since 2005. From July 2004 to the present, Mr. Knepper has been the President and Chief Executive Officer of CFO Business Solutions, a management consulting firm. Mr. Knepper was the Chief Financial Officer for TruFoods Corporation, a growth oriented franchise management company from April 2001 through June 2004. From January 2000 through March 2001, he was the Chief Financial Officer of Offline Entertainment, an early stage television and motion picture production company. From 1982 through 1999, he served as the Chief Financial Officer of Unitel Video, Inc., a publicly-traded nationwide high tech service company in the television, film and new media fields. We believe that Mr. Knepper’s diversified financial, accounting and business expertise provide him with the qualifications and skills to serve as a director.

Gerard DeCapua has served as a director of Coffee Holding since 1997. Mr. DeCapua has had his own law practice in Rockville Centre, New York since 1986. Mr. DeCapua received his law degree from Pace University. We believe that Mr. DeCapua’s legal experience brings significant knowledge regarding legal issues Coffee Holding faces and provide him with the skills and qualifications to serve as a director.

Robert M. Williams has served as a director of Coffee Holding since 2005. Mr. Williams has been the principal of R. Madison, Inc., a national sales, distribution, development sourcing and business development firm, since 2013.  In addition, since 2010, he has served as President of Boconi Bags & Leather, designing, developing and sourcing the company’s product, globally.  From 2007 to 2010, he served as the Managing Director for all North American and Carribean design, and developing and sourcing for Knomo London (Knomo US LLC) and from 2003 to 2007, he was President and Licensee for Johnston & Murphy, or J&M in connection with J&M’s expansion of its product line to luggage, bags and accessories.  From 2002 to 2003, he was the Executive Vice President, Sales & Marketing for Lodis Corporation, a fine leather goods manufacturer. From May 2001 to January 2002, he was the Vice President of Sales, Central & Eastern North America, of Hartmann, Inc., the leather and luggage goods division of Brown-Forman Corporation, and from 1997 to May 2001 he served as its Director, Personal Leather Goods & Accessories. Mr. Williams received a Bachelor of Science, Business Administration, Marketing from the University of South Carolina, Columbia in 1981. We believe that Mr. Williams’s diverse experience in retail sales, manufacturing, importing and distribution of consumer goods, and related leadership experience will enable him to serve as an effective director.

CORPORATE GOVERNANCE

Board of Directors Operations and Meetings

The Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Coffee Holding. Our executive officers and management oversee our day-to-day operations. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are usually held on a quarterly basis. Our directors also discuss business and other matters with other key executives and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board held 3 meetings and acted by written consent 2 times during the fiscal year ended October 31, 2013.  Each director attended at least 75% of the meetings of the Board, plus meetings of committees on which that particular director served during this period.

Coffee Holding is committed to establishing and maintaining high standards of corporate governance. Our executive officers and the Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. We believe these initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives fully comply with the rules of the Nasdaq Stock Market LLC (“Nasdaq”). The Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.

Board Leadership Structure and Role in Risk Oversight

Andrew Gordon serves as both our principal executive officer and chairman at the pleasure of the Board. The directors have determined that Mr. Gordon’s experience in our industry and in corporate transactions, and his personal commitment to Coffee Holding as an investor, and employee, make him uniquely qualified to supervise our operations and to execute our business strategies. The Board is also cognizant of Coffee Holding’s relatively small size compared to its publicly traded competitors. Management’s activities are monitored by standing committees of the Board, principally the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees is comprised solely of independent directors. For these reasons, the Board deems this leadership structure appropriate for us.

Code of Ethics

The Board has adopted a Code of Conduct and Ethics that applies to each of our directors, officers and employees. The Code of Conduct and Ethics sets forth our policies and expectations on a number of topics, including:

●	acceptance of gifts;

●	financial responsibility regarding both personal and business affairs, including transactions with Coffee Holding;

●	personal conduct, including ethical behavior and outside employment and other activities;

●	affiliated transactions, including separate identities and usurpation of corporate opportunities;

●	preservation and accuracy of Coffee Holding’s records;

●	compliance with laws, including insider trading compliance;

●	preservation of confidential information relating to our business and that of our clients;

●	conflicts of interest;

●	the safeguarding and proper use of our assets and institutional property;

●	code administration and enforcement;

●	reporting, investigating and resolving of all code violations; and

●	code-related training, certification of compliance and maintenance of code-related records.

The Audit Committee of our Board reviews the Code of Conduct and Ethics on a regular basis, and will propose or adopt additions or amendments to the Code of Conduct and Ethics as appropriate. The Code of Conduct and Ethics is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” A copy of the Code of Conduct and Ethics may also be obtained free of charge by sending a written request to:

David Gordon, Secretary
Coffee Holding Co., Inc.
3475 Victory Boulevard
Staten Island, NY 10314

We intend to satisfy the disclosure requirement under Section 5.05(c) of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Ethics by posting such information on our website.

Independent Directors

Our Board currently consists of seven directors, four of whom our Board has determined are independent directors.  The standards relied on by the Board in affirmatively determining whether a director is “independent,” in compliance with Nasdaq's rules, are comprised of those objective standards set forth in the rules promulgated by Nasdaq.  The Board is responsible for ensuring that independent directors do not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that Gerard DeCapua, Barry Knepper, John Rotelli and Robert M. Williams, a majority of the Board, are “independent” directors under Nasdaq’s rules.

Nasdaq’s rules, as well as SEC rules, impose additional independence requirements for all members of the Audit Committee. Specifically, in addition to the “independence” requirements discussed above, “independent” audit committee members must: (1) not accept, directly or indirectly, any consulting, advisory, or other compensatory fees from Coffee Holding or any subsidiary of Coffee Holding other than in the member’s capacity as a member of the Board and any Board committee; (2) not be an affiliated person of Coffee Holding or any subsidiary of Coffee Holding; and (3) not have participated in the preparation of the financial statements of Coffee Holding or any current subsidiary of Coffee Holding at any time during the past three years. In addition, Nasdaq’s rules require that all audit committee members be able to read and understand fundamental financial statements, including Coffee Holding’s balance sheet, income statement, and cash flow statement. The Board believes that the current members of the Audit Committee meet these additional standards.

Furthermore, at least one member of the Audit Committee must be financially sophisticated, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior officer with financial oversight responsibilities. Additionally, the SEC requires that Coffee Holding disclose whether the Audit Committee has, and will continue to have, at least one member who is a “financial expert.” The Board has determined that Barry Knepper meets the SEC’s definition of an audit committee financial expert.

Committees of the Board

The Board of Coffee Holding has established the following committees:

Audit Committee. The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our registered independent public accountants and reports to the Board any substantive issues found during the audit. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our registered independent public accountants. The Audit Committee reviews and approves all transactions with affiliated parties. The Board has adopted a written charter for the Audit Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” All members of the Audit Committee are independent directors as defined under Nasdaq’s listing standards. Gerard DeCapua, Barry Knepper and Robert M. Williams serve as members of the Audit Committee with Barry Knepper serving as its chairman. The Board has determined that Barry Knepper qualifies as an audit committee financial expert as that term is defined by SEC regulations. The Audit Committee held 4 meetings during the fiscal year ended October 31, 2013.

Compensation Committee. The Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries, benefit programs and director compensation. The Compensation Committee also reviews the compensation of the President and Chief Executive Officer of Coffee Holding and makes recommendations in that regard to the Board as a whole. The Board has adopted a written charter for the Compensation Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” All members of the Compensation Committee are independent directors as defined under Nasdaq’s listing standards. Barry Knepper, John Rotelli and Robert M. Williams serve as members of the Compensation Committee, with John Rotelli serving as its chairman. The Compensation Committee met once during the fiscal year ended October 31, 2013.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee nominates individuals to be elected to the full Board by our stockholders. The Nominating and Corporate Governance Committee considers recommendations from stockholders if submitted in a timely manner in accordance with the procedures set forth in Article II, Section 11 of our Bylaws and applies the same criteria to all persons being considered. All members of the Nominating and Corporate Governance Committee are independent directors as defined under the Nasdaq listing standards. Gerard DeCapua, John Rotelli and Robert M. Williams serve as members of the Nominating and Corporate Governance Committee, with Gerard DeCapua serving as its chairman. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at www.coffeeholding.com under “Investor Relations - Corporate Governance.” The Nominating and Corporate Governance Committee acted once by written consent during the fiscal year ended October 31, 2013.

There are no minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee. It is the policy of the Nominating and Corporate Governance Committee to recommend individuals as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of Coffee Holding were at any time during or prior to fiscal year ended October 31, 2013 an officer or employee of Coffee Holding or had any relationship requiring disclosure under Item 404 (Transactions with Related Persons, Promoters and Certain Control Persons) of Regulation S-K. None of the executive officers of Coffee Holding served as a member of another entity’s Board or as a member of the Compensation Committee (or other Board committee performing equivalent functions) during the fiscal year ended October 31, 2013, which entity had an executive officer serving on the Board or as a member of the Compensation Committee of Coffee Holding. There are no interlocking relationships between Coffee Holding and other entities that might affect the determination of the compensation of our executive officers.

Section 16(a) Beneficial Ownership Reporting and Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such officers, directors and greater than 10% stockholders are also required by the rule of the SEC to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon the Company’s review of copies of Forms 3, 4 and 5 furnished to the Company, the Company believes that all of its directors, executive officers and any other applicable stockholders timely filed all reports required by Section 16(a) of the Exchange Act during the fiscal year ended October 31, 2013.

Stockholder Communication with the Board of Directors and Attendance at Annual Meetings

The Board maintains a process for stockholders to communicate with the Board and its committees. Stockholders of Coffee Holding and other interested persons may communicate with the Board or the chairperson of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee by writing to the Secretary of Coffee Holding at 3475 Victory Boulevard, Staten Island, NY 10314. All communications that relate to matters that are within the scope of the responsibilities of the Board will be presented to the Board no later than the next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, will be forwarded to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

Directors are expected to prepare themselves for and attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that, on occasion, a director may be unable to attend a meeting. All of our directors attended the 2013 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

The summary compensation table below summarizes information concerning compensation for the fiscal years ended 2013 and 2012 of the individuals who served as President, Chief Executive Officer, Chief Financial Officer and Treasurer (Andrew Gordon) and Executive Vice President - Operations and Secretary (David Gordon).  We refer to these individuals as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the compensation of our Named Executive Officers for services in all capacities to us and our subsidiaries.

Name and Principal Positions	Year	Salary (1) ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	All Other Compensation(3) ($)	Total ($)

Andrew Gordon, President, Chief Executive Officer, Chief Financial Officer and Treasurer	2013	333,098	0	0	0	27,443	360,541
	2012	324,693	65,000	0	0	61,459	451,152
	2011	370,000	0	0	0	48,416	410,434

David Gordon, Executive Vice President - Operations and Secretary	2013	248,993	0	0	0	54,491	303,484
	2012	252,377	65,000	0	0	58,508	375,885
	2011	259,400	0	0	0	46,735	306,135
____________
(1)	The figures shown represent amounts earned for the fiscal year, whether or not actually paid during such year.

(2)
Includes the amount of interest accrued on defined contribution deferred compensation balances at a rate in excess of 120% of the applicable federal mid-term rate under section 1274(d) of the Internal Revenue Code of 1986 (the “Code”) and dividends or dividend equivalents on balances denominated in Coffee Holding Co., Inc. common stock in excess of the dividends paid to stockholders generally during the fiscal year.

(3)
The Named Executive Officers participate in certain group life, health, disability insurance and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.  The figures shown for Andrew Gordon includes $5,632, $31,771, and $14,347, respectively for a business car lease in 2013, 2012 and 2011; $1,212, $10,000, and $9,800 in employer contributions to the 401(k) plan for 2013, 2012 and 2011; life insurance premiums of $1,428, $1,431, and $1,431 for 2013, 2012 and 2011 and health insurance premiums of $19,171, $18,257 and $14,856 for 2013, 2012 and 2011, respectively.  The figures shown for David Gordon includes $7,200, $12,120 and $7,911 for a business car lease in 2013, 2012 and 2011; $10,000, $10,000 and $9,800 in employer contributions to the 401(k) plan for 2013, 2012 and 2011, life insurance premiums of $6,937, $7,480 and $5,504 and health insurance premiums of $30,354, $28,908, and $23,520 for 2013, 2012 and 2011, respectively.

Narrative to Summary Compensation Table

Overview

Our Compensation Committee has responsibility for establishing, implementing and monitoring adherence with our compensation philosophy. In that regard, the Compensation Committee provides advice and makes recommendations to the Board in the areas of employee salaries and benefit programs. The Compensation Committee ensures that the total compensation paid to our executive leadership team is fair and reasonable. Generally, the types of compensation and benefits provided to members of the executive leadership team, including the Named Executive Officers, are similar to those provided to our other officers and employees.

Compensation Components

Our compensation program for Named Executive Officers consists generally of base salary and annual bonuses. These elements are intended to provide an overall compensation package that is commensurate with our financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interests with those of our stockholders. We pay our Named Executive Officers commensurate with their experience and responsibilities.

Base Salary. Each of our Named Executive Officers receives a base salary to compensate him for services performed during the year. The base salaries of our Named Executive Officers are established annually by the Board upon recommendation by the Compensation Committee. When determining the base salary for each of our Named Executive Officers, the Compensation Committee considers the performance of the Named Executive Officer, the duties of the Named Executive Officer, the experience of the Named Executive Officer in his position and salary levels of the companies in our peer group. Salary levels are also intended to reflect our financial performance. We have entered into employment agreements with each of the Named Executive Officers that provide for minimum annual base salaries. The Named Executive Officers are eligible for annual increases in their base salaries as a result of company performance, individual performance and any added responsibility since their last salary increase.

Annual Bonus. Our Named Executive Officers are eligible to receive annual cash bonuses. These bonuses are intended to reward the achievement of corporate goals and individual performance objectives. The bonus levels are intended to be competitive with those typically paid by the companies in our peer group and commensurate with the Named Executive Officers’ successful execution of duties and responsibilities. No bonuses were paid to our Named Executive Officers during the fiscal year ended October 31, 2013.

Equity Compensation.  At the 2013 Annual Meeting of Stockholders, our stockholders approved the 2013 Equity Compensation Plan.  Through the 2013 Equity Compensation Plan, we may in the future provide our employees, including our Named Executive Officers, with equity incentives that help align their interests with those of our stockholders.  To date, no awards have been granted under the 2013 Equity Compensation Plan.

Implementation for Fiscal Year 2013

For the 2013 fiscal year, Andrew Gordon received a base salary of $333,098 and a bonus of $0.  David Gordon received a base salary of $248,993 and a bonus of $0.

Compensation Decision-Making Policies and Procedures.

Decision-Making and Policy-Making. As a Nasdaq listed company, we must observe governance standards that require executive officer compensation decisions to be made by the independent director members of our Board or by a committee of independent directors. Consistent with these requirements, our Board has established a Compensation Committee all of whose members are independent directors.

The Compensation Committee provides advice and makes recommendations to our Board in the areas of employee salaries and benefit programs. The Compensation Committee has established a formal charter. Compensation consists of three components: (1) base salary; (2) bonuses; and (3) long-term incentives (e.g., deferred compensation and fringe benefits).

The Compensation Committee generally meets at least once each year or acts by written consent.  It considers the expectations of the Chief Executive Officer with respect to his own compensation and his recommendations with respect to the compensation of more junior executive officers, as well as empirical data on compensation practices at peer group companies. The Compensation Committee does not delegate its duties to others.

Employment Agreements

We have entered into employment agreements with Andrew Gordon to secure his continued service as President, Chief Executive Officer, Chief Financial Officer and Treasurer and with David Gordon to secure his continued service as Executive Vice President — Operations and Secretary. These employment agreements have rolling five-year terms that began on May 6, 2005. These agreements may be converted to a fixed five-year term by the decision of our Board or the executive. These agreements provide for minimum annual salaries of $325,000 for Andrew Gordon and $254,196 for David Gordon, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans.  On January 26, 2012, we entered into a letter amendment with Andrew Gordon, which provides for a base salary of $315,000 for the period January 1, 2012 through December 31, 2012.  The employment agreements also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and thereafter for so long as the executives are subject to liability for such service to the extent permissible by the Nevada Revised Statutes.

The terms of the employment agreements provide that each executive will be entitled to severance benefits if his employment is terminated without “cause” or if he resigns for “good reason” or following a “change in control” (as such terms will be defined in the employment agreements) equal to the value of the cash compensation and fringe benefits that he would have received if he had continued working for the remaining unexpired term of the agreement. The employment agreements also provide uninsured disability benefits. During the term of the employment agreements and, in case of discharge with “cause” or resignation without “good reason,” for a period of one year thereafter, the executives are subject to (1) restrictions on competition with us; and (2) restrictions on the solicitation of our customers and employees. For all periods during and after the term of the employment agreements, the executives are subject to nondisclosure and restrictions relating to our confidential information and trade secrets.

If we experience a change in ownership, a change in effective ownership or control or a change in ownership of a substantial portion of our assets as contemplated by Section 280G of the Internal Revenue Code, a portion of any severance payments under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20% excise tax, payable by each executive, on excess parachute payments. Under the terms of the employment agreements, we will reimburse the executives for the amount of this excise tax and will make an additional gross-up payment so that, after payment of the excise tax and all income and excise taxes imposed on the reimbursement and gross-up payments, the executives will retain approximately the same net-after tax amounts under the employment agreement that they would have retained if there were no 20% excise tax. The effect of this provision is that we, and not the executives, bear the financial cost of the excise tax and we could not claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement or gross-up payment.

Potential Payments Upon a Change of Control

Under the 2013 Equity Compensation Plan, in the event of a change in control (as defined in the 2013 Equity Compensation Plan), the Compensation Committee may, at the time of the grant of an award provide for, among other things, the (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating or modifying the performance or other conditions of an award, or (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee. The Compensation Committee may, in its discretion and without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and stock appreciation rights to become immediately exercisable, in whole or in part; (b) cause any other awards to become non-forfeitable, in whole or in part; (c) cancel any option or stock appreciation right in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock, restricted stock unit, performance share or performance unit for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of our common stock on the date of the change in control; (f) cancel any option or stock appreciation right in exchange for cash and/or other substitute consideration based on the value of our common stock on the date of the change in control, and cancel any option or stock appreciation right without any payment if its exercise price exceeds the value of our common stock on the date of the change in control; or (g) make such other modifications, adjustments or amendments to outstanding awards as the Compensation Committee deems necessary or appropriate.

Other than the severance benefits described under “Employment Agreements” and the potential payments described under “Potential Payments Upon a Change of Control” above, we do not maintain contracts, agreements, plans or arrangements that provide for payments to the Named Executive Officers at, following, or in connection with any termination of employment.

Deferred Compensation Plan for Executive Officers

In January 2005, we established the Coffee Holding Co., Inc. Non-Qualified Deferred Compensation Plan for Named Executive Officers. Currently, Andrew Gordon is the only participant in the plan. Each Named Executive Officer who participates in the plan may defer receipt of all or a portion of his annual cash compensation received from Coffee Holding. The deferred amounts are allocated to a deferral account and credited with interest according to the investment classifications made available by the Board. The plan is an unfunded, non-qualified plan that provides for distribution of the amounts deferred to participants or their designated beneficiaries upon the occurrence of certain events. The amounts deferred, and related investment earnings, are held in a corporate account for the benefit of participating Named Executive Officers until such amounts are distributed pursuant to the terms of the plan.

The following table sets forth information regarding nonqualified deferred compensation earned by our Named Executive Officers during the last fiscal year under the plan.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Andrew Gordon	0	0	(13,189)	0	515,498

David Gordon	0	0	0	0	0
____________
(1)	Executive contributions are included in the Summary Compensation Table under the captions “Salary,” “Bonus” and “Non-Equity Incentive Plan Compensation,” as applicable.

(2)	Company contributions are included under the caption “All Other Compensation” in the Summary Compensation Table.

(3)	Earnings did not accrue at above-market or preferential rates and are not reflected in the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this proxy statement and has discussed it with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of
Coffee Holding Co., Inc.

John Rotelli, Chairman
Barry Knepper
Robert M. Williams

DIRECTOR COMPENSATION

Non-employee directors receive $800 per Board meeting and committee meeting attended in person and $400 per each Board meeting and committee meeting attended telephonically. Non-employee directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in connection with attendance at Board and committee meetings.

Total directors’ meeting and committee fees for the fiscal year ended October 31, 2013 were $11,600. We do not compensate our employee directors for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Amended and Restated Articles of Incorporation and Bylaws.

The following table sets forth information regarding compensation earned by our non-employee directors during the 2013 fiscal year.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	All Other Compensation ($)	Total ($)
Gerard DeCapua	$3,200	0	$3,200
Daniel Dwyer	$1,200	0	$1,200
Barry Knepper	$3,200	0	$3,200
John Rotelli	$1,600	0	$1,600
Robert M. Williams	$2,400	0	$2,400

(1) Meeting fees earned during the fiscal year, whether such fees were paid currently or deferred.

____________________________________

PROPOSAL 2
RATIFICATION OF ACCOUNTANTS
____________________________________

Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Marcum LLP, or Marcum, as our independent registered accounting firm for the fiscal year ending October 31, 2014. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm. However, the Audit Committee and the full Board believe it is sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of us and our stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Marcum LLP as Coffee Holding’s independent registered public accounting firm for the fiscal year ending October 31, 2014.

Change in Accountants

On April 12, 2013, we engaged Marcum as the Company’s new independent registered public accounting firm for the fiscal year ending October 31, 2013. The engagement of Marcum by us was approved by the Audit Committee of the Company’s Board of Directors.

On April 12, 2013, following our engagement of Marcum, we dismissed our former accounting firm ParenteBeard LLC, or ParenteBeard.  The reports of ParenteBeard on our consolidated financial statements for the fiscal years ended October 31, 2011 and October 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended October 31, 2011 and October 31, 2012 and periods subsequent through dismissal, there were no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to ParenteBeard’s satisfaction, would have caused ParenteBeard to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended October 31, 2011 and October 31, 2012 and periods subsequent through dismissal, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

We provided ParenteBeard with a copy of the disclosures we made in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2013, or the Current Report, and requested ParenteBeard provide a letter addressed to the Securities and Exchange Commission indicating whether it agreed with such disclosures. A copy of such letter, dated April 15, 2013, was furnished by ParenteBeard, as Exhibit 16.1 to the Current Report.

During the fiscal years ended October 31, 2012 and 2011 and through the date of the Audit Committee's decision, we did not nor did anyone on our behalf, consult Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, in any case where a written report or oral advice was provided to us by Marcum that Marcum concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Attendance at Annual Meeting

Representatives of Marcum LLP will be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

Fees Billed to the Company in fiscal years 2013 and 2012

The Company incurred fees in each of the prior two fiscal years by its current independent auditors, Marcum, and its former independent auditors, ParenteBeard:

	Fiscal Year
	2013(3)	2012(2)
Audit fees(1)	$138,245	$177,260
Audit related fees	0	0
Tax fees	0	0
All other fees	0	0
Total	$112,500	$177,260
———————
(1)	Audit fees consisted of work performed in connection with the audit of the consolidated financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as quarterly reviews and review of our Annual Reports on Form 10-K.

(2)	These represent billings from Parentebeard in 2012.

(3)	Total billings from Parentebeard in fiscal 2013 totaled $25,745. Total billings from Marcum in fiscal 2013 totaled $112,500.

Audit Committee Pre-Approval Policy

The Audit Committee, or a designated member of the Audit Committee, shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Coffee Holding by our registered independent public accountants, subject to the de minimis exceptions for non-audit services that are approved by the Audit Committee prior to completion of the audit, provided that: (1) the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Coffee Holding to its registered independent public accountant during the fiscal year in which the services are provided; (2) such services were not recognized by Coffee Holding at the time of the engagement to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. Of the services set forth in the table above, all were preapproved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has also reviewed and discussed with Marcum LLP, Coffee Holding’s independent registered public accounting firm, the matters required to be discussed by Auditing Standards No. 16, as may be modified or supplemented.

The Audit Committee also has received the written disclosures and the letter from Marcum LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee covering independence, and has discussed with Marcum LLP its independence.

Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of Coffee Holding Co., Inc. that the audited financial statements be included in Coffee Holding Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

Audit Committee of Coffee Holding Co., Inc. Barry Knepper, Chairman Gerard DeCapua Robert M. Williams

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS

The Company has engaged Generations Coffee Company, LLC, or GCC, with which the Company has a joint venture, as an outside contractor. Coffee Holding is the 60% equity owner of the joint venture and GCC owns the other 40% equity interest. Payments to GCC during the years ended October 31, 2013 and October 31, 2012 amounted to $475,620 and $577,446, respectively for the processing of finished goods.

Mr. Dwyer is a senior coffee trader for Rothfos Corporation, a coffee trading company, or Rothfos. Mr. Dwyer is responsible for our account with Rothfos. We paid Rothfos approximately $25.3 million, $31.9 million and $31.2 million for green coffee purchases in fiscal 2011, 2012 and 2013, respectively. Rothfos accounted for approximately $1,139,000, $2,460,000 and $2,041,000 of the Company’s accounts payable in fiscal 2013, 2012 and 2011, respectively. All purchases are made on arms’ length terms.

We believe that the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All transactions between us and our officers, directors and principal stockholders and their affiliates are subject to approval by an independent committee of our Board of Directors.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

In order to include information with respect to a stockholder proposal in our proxy statement and related form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Securities Exchange Act of 1934.  Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2015 annual meeting of stockholders must be received by us 120 days in advance of the date of the anniversary of the 2014 annual meeting of stockholders at: Attention: David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, NY 10314 unless the date of the annual meeting is changed by more than 30 days from the date of the anniversary of the 2014 annual meeting of stockholders. The SEC rules contain standards as to whether stockholder proposals are required to be included in our proxy statement.

In addition, if you wish to submit a proposal for the 2015 annual meeting of stockholders without including such proposal in the proxy statement and related form of proxy for that meeting, timely notice of any stockholder proposal must be received by us in accordance with our Bylaws and our rules and regulations no later than 90 days in advance of the date of the annual meeting at: Attention: David Gordon, Secretary, Coffee Holding Co., Inc., 3475 Victory Boulevard, Staten Island, NY 10314.  Any proxies solicited by the Board will confer discretionary authority to vote on any proposals, notice of which is not timely received.

By Order of the Board of Directors, David Gordon Secretary

Staten Island, New York
February 27, 2014

To assure that your shares are represented at the Annual Meeting, please either a) vote over the Internet following the instructions provided to you in the Internet Availability Notice or b) if you requested a paper copy of the proxy materials, complete, sign, date and promptly return the accompanying proxy card to Coffee Holdings.

COFFEE HOLDING CO., INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS APRIL 9, 2014 AT 3:00 PM
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Coffee Holding Co., Inc. hereby appoints Andrew Gordon and David Gordon, or either of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Coffee Holding Co., Inc. held of record by the undersigned on February 26, 2014, at the annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, April 9, 2014 at 3:00 p.m., Eastern time, at the Hilton Garden Inn located at 1100 South Avenue, Staten Island, New York 10314, or at any adjournment or postponement thereof.  The undersigned hereby revokes all prior proxies.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or Internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/JVA
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF COFFEE HOLDING CO., INC.				PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1			à	FOR ALL	AGAINST	FOR ALL EXCEPT
	Election of Directors to a term set forth below:			☐

	Nominees	Term Expires					CONTROL ID:
	David Gordon	2017			☐	☐	REQUEST ID:
	John Rotelli	2017			☐	☐

Proposal 2			à	FOR	AGAINST	ABSTAIN
	To ratify the appointment of Marcum LLP as the independent registered public accounting firm of Coffee Holding Co., Inc. for the fiscal year ending October 31, 2014.			☐	☐	☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement for the Annual Meeting.
The Board of Directors of Coffee Holding Co., Inc. unanimously recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposal 2.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this Proxy will be voted FOR each of the proposals listed above. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.  As of the date of the Proxy Statement for the Annual Meeting, the Board of Directors is not aware of any such other business.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)
Dated: ________________________, 2014